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                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-____) and related Prospectus of AmerisourceBergen Corporation for the registration of 2,399,091 shares of its common stock and to the incorporation by reference therein of our report dated November 7, 2001, with respect to the consolidated financial statements and schedule of AmerisourceBergen Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 19, 2002


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